EXHIBIT 2.2
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                    EMPLOYMENT AGREEMENT
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     Employment Agreement ("Agreement"), between Pangea
Petroleum Corporation, a Colorado corporation authorized to do business in the State of Texas ( "Pangea"), Mass Energy, Inc., a Texas corporation and wholly-owned subsidiary of the Pangea (the "Employer"), and Randall W. Massey (the "Employee").
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1.     For good consideration, the Employer employs the
Employee on the following terms and conditions.
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2.     Term of Employment:  Subject to the provisions of
termination set forth below this agreement will begin on September 15, 2000 and end on September 14, 2002 unless sooner terminated as provided in this Agreement.
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3.     Salary/Benefits: The Employer shall pay the Employee
compensation as provided in this Paragraph 3.    In addition
to salary as provided in Paragraph 3(a), as additional employment compensation, Pangea will grant the Employee options with respect to its common capital stock ("Pangea Stock") as provided in this Agreement. All such options shall be fully vested and fully exercisable upon issuance, and the Pangea common shares issued pursuant to such options shall be registered under The Securities Act of 1933 and issued under an employee stock option plan filed with the United States Securities and Exchange Commission in a currently effective S-8 Registration Statement.
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          (a) Subject to any salary increase approved by the
Employer's Board of Directors, the Employer shall pay Employee a salary of $5,000 per month, payable at regular payroll periods.
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          (b) Pangea shall grant the Employee options to
purchase 50,000 shares of Pangea Stock on the execution of this Agreement. Thereafter, Pangea shall grant the Employee options to purchase 25,000 shares of Pangea Stock per month. The options issued under this Paragraph 3(b) will have an exercise price of $1.00 per share, may be exercised in whole or in part until expiration, and unexercised options shall expire on the third anniversary of issuance. If employment is terminated under this Agreement before the expiration of the two year term described in Paragraph 2 above, the Employee shall retain all options theretofore granted and in addition shall be granted, upon termination, options for a number of shares of Pangea common capital stock, pro rated to the date of employment termination.
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          (c) Pangea shall pay the Employee, within 30
business days of receipt by Pangea, its subsidiary or affiliate, one percent of the net proceeds received upon the successful completion by Pangea or any of its subsidiaries or affiliates of the sale (or series of related sales) of
any major asset (major asset is defined as an asset whose aggregate sale price, whether realized from one sale or a series of related sales, is $500,000 or more). If sale proceeds for a major asset are received in installments, the Employee will be paid one percent of each such installment within 30 business days of receipt thereof by Pangea, its subsidiary or affiliate.
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          (d) The Employer will convey to the Employee a two
percent (of 8/8) overriding royalty interest in leases owned or acquired by the Employer for exploration of oil, gas and other minerals in the SouthWest El Toro prospect in Jackson County, Texas. Within 30 business days after the leases are acquired by the Employer, the Employer will deliver to the Employee a duly executed and notarized recordable assignment sufficient in form and substance to grant the overriding royalty interest described in this Paragraph 3(d).
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          (e) In addition to the foregoing, the Pangea shall
grant the Employee options to purchase shares of Pangea Stock, with an exercise price of five cents per share and an expiration date on the fifth anniversary of issuance, for net total proven reserves (as hereafter defined) resulting from energy projects undertaken by the Employer, as follows:
(1) Pangea shall grant the Employee options to purchase 1,000,000 shares of Pangea Stock for the first five billion cubic feet ("BCF") equivalent of net total proven reserves,
(2) Pangea shall grant the Employee options to purchase additional 1,000,000 shares of Pangea Stock for the second ten BCF equivalent of net total proven reserves, and (3) thereafter, Pangea shall grant the Employee options to purchase 1,000,000 shares of Pangea Stock for each additional 25 BCF equivalent of net total proven reserves. For purposes of this Agreement, net total proven reserves shall be determined by an independent third party engineering reserve report from Netherland, Sewell & Associates, or such other reputable third party engineering service as Pangea and the Employee may jointly approve in writing; and Pangea shall, at its sole cost and expense, provide the Employee with such a report not less than once each six months until all prospects initiated or contemplated during the employment period shall have been fully completed and reported as herein provided. For purposes of preparation of the net proven reserves report, the conversion factor shall be six thousand cubic feet of gas to one barrel of oil. Options shall continue to be granted to the Employee under this Paragraph 3(e) following the termination of employment for net proven reserves discovered and reported thereafter until all projects or prospects begun or contemplated prior to employment termination have been fully completed and reported.
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          (f) The Employer will provide medical benefits to
the Employee and his immediate family having coverage and other terms at least equal to those in effect for employees of the Employer on the date of this Agreement. The Employer will not make any change in medical benefits coverage which would require medical examination or underwriter qualification for the Employee or any member of his immediate family.
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4.  Duties: In addition to all other obligations under this
Agreement, the parties will perform the duties described in
this Paragraph 4.
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     (a) Duties of Employee:  The Employee will serve as
President of the Employer. The Employee's duties may be reasonably modified at the Employer's direction from time to time; however, no such modification shall require the Employee to move his place of residence from Houston, Texas; and no such modification shall be effective if it reduces the responsibility, authority or status of the Employee relative to other employees of the Employer or Pangea unless agreed to in writing by the Employee. Until his resignation, removal or replacement by new election, the Employee agrees also to serve as a director of the Employer and as Executive Vice President and Director of Pangea.
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     (b) Duties of Employer: In addition to payment of the
compensation provided for in this Agreement, the Employer will provide the Employee with sufficient office facilities, equipment and staff for the efficient performance of his duties.
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     (c) Duties of Pangea: In addition to granting the
options provided for in Paragraph 3 above, Pangea will use its best efforts to cause the Employer to fulfill its obligations under this Agreement. In addition, Pangea will use its best efforts to provide the Employer, either through intercompany loans or additional equity contributions, with:
(1) cash sufficient to pay the Employer's accounts payable
on the date of this Agreement, including, without
limitation, accounting and legal fees incurred by the Employer in the Employee's sale to Pangea of all the Employer's issued and outstanding common capital stock , and
(2) a minimum of $5,000,000 for each consecutive twelve months of the employment period for exploration and production of oil and gas, such minimum contribution to be in addition to the Employer's cash flow from operations during the same period. If Pangea is unable to provide the minimum $5,000,000 per year in exploration and production funding in addition to cash flow, the Employee shall have the option to purchase all of the Employer's common capital stock from Pangea at the current value of its oil and gas assets, determined by the third party last engaged to provide a net total proven reserve report under Paragraph 3(e). The Employee's option to purchase the Employer's stock shall expire if not exercised in writing within 30
days after Pangea has failed to meet its funding goal, and the closing of the option shall be at the offices of the Employer within 90 days following Pangea's receipt of an exercise notice. The purchase price for exercise of the share option shall be payable in cash.
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5. Employee to Devote Full Time to Employer:  The Employee
will devote full time, attention, and energies to the business of the Employer and during this employment, will not engage in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage, unless approved by the Employer. Employee is not prohibited from making personal investments in any businesses, including, without limitation, oil and gas investments owned on the date of this Agreement or which are not suitable for the Employer or which have been declined by the Employer, provided those investments
acquired after the date of this Agreement do not require active involvement in the operation of said companies.
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6. Noncompetition; Confidentiality of Proprietary
Information:
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     6.1 During the term of this Agreement and for a period
of two years after termination of his employment with the Employer for any reason whatsoever, the Employee shall not directly or indirectly induce or attempt to influence and employee of Pangea or the Employer to terminate such employment. For a period of one year after the end of employment, the Employee shall not control, consult with or be employed on any oil and gas exploration or production project identified by the Employer during the employment period as an active or potential business opportunity or within one mile from the lease boundary for any such project. This clause is not meant to prohibit the Employee from working in and or gaining compensation from the energy industry, but rather is meant only to prohibit him from competing with the Employer on projects that were business targets during the employment period. It is specifically understood and agreed that the Employee shall have the unrestricted right to engage in projects rejected or abandoned by the Employer.
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     6.2 During the term of this Agreement and at all times
thereafter, the Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Employer, any confidential material or information regarding the business methods, business policies, procedures or techniques, research or development, projects or results, trade secrets, or other knowledge or processes used or developed by the Employer or any names or addresses of customers, or any data relating to past, present or prospective customers or any other confidential information relating to or dealing the with business of the Employer made known to the Employee or learned or acquired by the Employee while employed by the Employer under the terms of this Agreement. This Paragraph
6.2 shall not prevent the Employee from using knowledge, information and skills possessed by the Employee prior to entering into this Agreement.
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     6.3 The Employee acknowledges that the restrictions
contained in the foregoing subparagraphs, in view of the nature of the business in which the Employer is engaged, are reasonable and necessary in order to protect the legitimate interests of the Employer, and that any violation hereof would result in irreparable injuries to the Employer. The Employee therefore acknowledges that, in the event of his violation of any of these restrictions, the Employer shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Employer may be
entitled.
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     6.4 If the period of time or the area specified above
shall be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as if adjudged to be reasonable. If the Employee violates any of the restrictions contained in the foregoing subparagraph, the restrictive period shall not run in favor of the Employee from the time of the commencement of any such violation until such time as such violation shall be cured by the Employee to the satisfaction of the Employer.
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7. Reimbursement of Expenses:  The Employee may incur
reasonable expenses for furthering the Employer's business, including expenses for entertainment, travel, and similar items. The Employer shall reimburse the Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to the Employer's policy.
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8. Vacation:  The Employee shall be entitled to a yearly
vacation of four weeks at full pay beginning at the date of employment, with the full vacation period for the first employment year vesting and being available to the Employee from the first day of employment.
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9.Disability:  If Employee cannot perform the duties because of illness or incapacity for a period of more than ten (10) business days in succession, the salary payment otherwise due under Paragraph 3(a) during said illness or incapacity will be reduced by Seventy-five (75%) percent. The Employee's full salary compensation will be reinstated upon return to work. Disability shall not affect the Employee's rights to options for shares of Pangea stock unless employment is terminated because of the disability, in which case the options due the Employee under Paragraph 3(b) shall terminate as therein provided, but options to be granted under Paragraph 3(e) shall continue as therein provided.
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10.Termination of Agreement:  With cause, the Employer may
terminate the employment relationship arising under this agreement at any time upon 30 days' written notice to the
Employee.   If the Employer requests, the Employee will
continue to perform his duties and shall in any case be paid his regular compensation, including Pangea share options, up to the date of termination. In addition, the Employer will pay the Employee on the date of termination a severance allowance of three months salary and Pangea share options, less taxes and social security required to be withheld. Without cause, the Employee may terminate employment upon 30 days' written notice to the Employer. Employee may be required to perform his duties and will be paid the regular salary and monthly Pangea share option compensation to date of termination but shall not receive a severance package allowance. Notwithstanding anything to the contrary contained in this agreement, upon payment of the severance package allowance described in this Paragraph 10 for termination by the Employer, the Employer may terminate the Employee's employment upon 30 days' notice to the Employee should any of the following events occur:
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     a.     The sale of substantially all of the Employer's
assets to a single purchaser or group of associated
purchasers or;
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     b.     The sale, exchange, or other disposition, in one
transaction of the majority of the Employer's outstanding
corporate shares or;
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     c.     The Employer's decision to terminate its
business and liquidate its assets;
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     d.     The merger or consolidation of the Employer with
another company; or
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     e.     Bankruptcy or Chapter 11 Reorganization.
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11. Death Benefit:  Should Employee die during the term of
employment; the Employer shall pay to Employee's estate any compensation due through the end of the month in which death occurred.
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12.  Assistance in Litigation: For a period of two years
after termination of the employment relationship arising under this Agreement, the Employee shall upon reasonable notice, furnish such information and proper assistance to the Employer as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment. The Employer shall pay the Employee for time devoted to such litigation support activity at the rate of compensation, both salary and Pangea share options, in effect at the date of the termination of the employment relationship.
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13. Arbitration:  Any claim or controversy that arises out
of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration proceedings shall take place in Houston, Texas, and the arbitrators shall apply Texas law in making their determination. Judgment upon the award rendered may be entered in any court with jurisdiction.
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14. Limited Effect of Waiver.  Should either party waive
breach of any provision of this agreement by the other
party, that waiver will not operate of be construed as a waiver of further breach by the breaching party.
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15. Severability:  If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect.
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16. Assumption of Agreement by Employer's Successors and
Assignees: The Employer's rights and obligations under this agreement will inure to the benefit and be binding upon the Employer's successors and assignees.
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17. Oral Modifications Not Binding:  This instrument is the entire agreement of the Employer, Pangea and the Employee with respect to the employment relationship. Oral changes shall have no effect. If may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.
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18.  Governing Law and Place of Performance: This Agreement
shall be interpreted under the laws of the State of Texas, and all payments of compensation hereunder shall be payable in Harris County, Texas.
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19.  Purchase of Mass Energy Name: If the Employer ceases to engage actively in the business of exploration for and production of oil, gas and other minerals, the Employee shall have the right to purchase from the Employer, for the sum of $1,000 cash, the trade name "Mass Energy," and upon such purchase, the Employer and Pangea shall cease to use the purchased name and shall immediately change its
corporate name to a name which is not similar in any way to
the trade name.
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20.  Preferential Purchase Right: During the period of
employment hereunder and for a period of five years thereafter, if Pangea, either through the Employer or any other Pangea affiliate, receives and desires to accept an offer ("Offer") for the purchase or other transfer of all, or of any substantial portion, of the oil and gas properties owned by Pangea and/or its affiliates ("Mineral
Properties"), Pangea shall promptly give the Employee
written notice ("Sale Notice") of the Offer, including the name and address of the prospective transferee (who must be ready, willing and able to purchase), identification of the particular Mineral Properties involved, the proposed purchase price, and all other terms of the Offer.  Subject
to the limitation in the last sentence of this Paragraph,
the Employee shall have an option in preference to the proposed transferee to purchase for his own account ("Option") the Mineral Properties subject to the Offer, at the price and otherwise on the terms described in the Sale Notice. The Employee's Option shall expire if he has not given Pangea written notice within ten days of his receipt of the Sale Notice stating his intent to exercise the
Option. If the Employee gives notice of his intention to exercise the Option within the time allowed, the exercise of the Option shall be closed at the offices of Pangea, or at such other location as Pangea and the Employee may mutually agree, on or before the close of business on the 90th day following the Employee's receipt of the Sale Notice.
However, notwithstanding any other provision in this Paragraph, the Employee shall have no purchase option in the case of: (a) transfer of Mineral Properties to another affiliate of Pangea, (b) transfer of Mineral Properties as mortgage collateral, or (c) transfer of mortgaged Mineral Properties in lieu of or pursuant to a mortgage foreclosure.
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Signed this 5th day of October, 2000.
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Mass Energy, Inc.
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By:/s/ Charles B. Pollock       /s/Randall W. Massey
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       Charles B. Pollock,         Randall W. Massey
       Authorized Agent
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Pangea Petroleum Corporation
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By:/s/ Charles B. Pollock
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       Charles B. Pollock,
       Chief Executive Officer
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